EXHIBIT 32.1

Summit Properties Partnership, L.P. Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officer of Summit Properties Inc., the general partner of Summit Properties Partnership, L.P., hereby certifies to his knowledge that the Operating Partnership’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date:  November 14, 2003                                           /S/ Steven R. LeBlanc

                                                                                    Steven R. LeBlanc

                                                                                    President and Chief Executive Officer